[IMRGLOBAL LOGO]

[NEWS RELEASE]                                            NASDAQ: IMRS

AT IMRGLOBAL CORP.                                        AT THE FINANCIAL
Timothy J. Klahs                                          RELATIONS BOARD
VP Investor Relations                                     Julie Creed, Partner
727-467-8163                                              312-640-6724
e-mail: tklahs@imrglobal.com

         IMRGLOBAL ANNOUNCES ACCOUNTING CHANGE FROM POOLING TO PURCHASE
        FOR TWO PRIOR 1999 MERGERS, BOARD AUTHORIZATION FOR STOCK BUYBACK
                AND THE RESTRUCTURING OF THE FUSION TRANSACTION.

CLEARWATER, FLORIDA, OCTOBER 22, 1999--IMRglobal Corp. ("IMRglobal" or the "Company") (Nasdaq: IMRS), a leading global provider of IT services and solutions, today announced that it will change its accounting treatment of its mergers with Fusion Systems Japan Co., Ltd. ("Fusion") and Orion Consulting, Inc. ("Orion") from the pooling of interests method to the purchase method of accounting. The change in accounting treatment will be retroactive to the merger dates of March 26, 1999 for Fusion and June 15, 1999 for Orion.

IMRglobal also announced today that its Board of Directors authorized the purchase of up to 4 million shares of its outstanding common stock. This gives the Company the ability to purchase the stock on the open market or through negotiated or block transactions from time to time based on market and business conditions over the next 12 months. "The Board has a high degree of confidence in the future of IMRglobal and believes that this expectation is not reflected in the current stock price," stated Satish K. Sanan, Chairman and CEO of IMRglobal. "Purchasing our shares allows us to demonstrate this confidence, and we believe it is an appropriate investment of the Company's excess cash."

The Company has agreed to restructure the Fusion merger from an all stock transaction to a combination of stock and cash. This will result in the Company reacquiring approximately 1.5 million (or 39%) of the shares it had issued as part of the merger in March 1999. As part of the restructure, key Fusion employees have entered into extended employment and non-compete agreements with the Company and the restructure will allow the former Fusion shareholders to meet certain time sensitive tax obligations in Japan.

The factors that led to the decision to change the accounting treatment included a determination by the Company that certain affiliate stock transactions may preclude the use of pooling of interests accounting treatment for the Fusion and Orion mergers as well as the inability to restructure the Fusion transaction while maintaining the pooling treatment for Fusion and Orion. In addition, the use of the purchase method enables the Company to initiate the open market stock buyback now.

              100 SOUTH MISSOURI AVENUE, CLEARWATER, FL 33756-5763
                     TEL: 727-467-8000 --- FAX: 727-467-8001
                                WWW.IMRGLOBAL.COM

                                [IMRGLOBAL LOGO]

As a result of this accounting change, financial information reported in the Company's Forms 10Q for the first and second quarters in 1999 and Form 8K filed on August 26, 1999 will be restated. The Company believes that there will be no impact on future cash flow from operations due to the accounting change. It is expected that the overall affect on earnings per share due to the accounting change will result in annual goodwill amortization charges of approximately $
 .07 per share. In addition, as a result of the accounting change and restructuring, it is expected that there will be adjustments to one-time charges to 1999 earnings, the value of which is currently being ascertained, but is expected to include acquisition costs, in process research and development, and recognition of the reduced value of the repurchased stock.

                           FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the use of the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions. Such forward-looking statements include statements relating to the impact on cash flow from operations, affect on annual earnings per share, the expected goodwill amortization and the expected one-time charges to 1999 earnings. Actual results, performance or achievements could differ materially from these forward-looking statements. A discussion of the risk factors that may cause actual results to differ from these forward-looking statements can be found in the Company's periodic filings with the SEC under the Securities Exchange Act of 1934.

                              ABOUT IMRGLOBAL CORP.

IMRglobal is a leading international provider of business and information technology solutions to Fortune 500 and Global 2000 companies in key vertical industries. Those industries include insurance, capital markets, banking, healthcare, utilities, retail, manufacturing & distribution and media & communications. IMRglobal's services include IT-strategy consulting, e-business services, component-based vertical industry solutions, application development, application management and application modernization. IMRglobal delivers projects using its unique delivery model consisting of multiple delivery centers worldwide, providing clients a global "virtual 24x7" workday. For more information on IMRglobal, visit www.imrglobal.com.

              100 SOUTH MISSOURI AVENUE, CLEARWATER, FL 33756-5763
                     TEL: 727-467-8000 --- FAX: 727-467-8001
                                WWW.IMRGLOBAL.COM